Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Decorize, Inc. (the "Company"), hereby certifies that Amendment No. 2 to the Company’s Quarterly Report on Form 10-QSB/A for the period ended March 31, 2007 and filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Billie J. Montle
Billie J. Montle
Interim Vice President of Finance
(Principal Financial Officer)
October 9, 2007